Exhibit 99.1

MIVA, Inc.	Press Release
MIVA Contact
Alex Vlasto
alex.vlasto@miva.com
(212) 736-9151 (Ext. 217)

MIVA to Announce Second Quarter 2008 Results on

August 11, 2008

FORT MYERS, Fla. — August 4, 2008: MIVA, Inc. (NASDAQ: MIVA), today announced it will release its second quarter 2008 financial results on Monday, August 11, 2008, after the market close.

Management will participate in a conference call to discuss the full results on Monday, August 11, 2008, at approximately 4:30 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Alex Vlasto of MIVA, Inc. at alex.vlasto@miva.com.

About MIVA®, Inc.

MIVA, Inc. (NASDAQ:MIVA) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and interest-specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007.

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